Exhibit 1
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                                LOCK-UP AGREEMENT


LendingTree, Inc.
11115 Rushmore Drive
Charlotte, North Carolina  28277

         Re:      LendingTree, Inc. (the "Company")

Ladies and Gentlemen:

         The undersigned is the owner of certain shares of Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock.

         For good and valuable consideration, the receipt and sufficiency of which is acknowledged, the undersigned hereby agrees that the undersigned will not, without the prior written consent of the Company (which consent may be withheld in its sole discretion after reasonable consultation with the undersigned but subject to the last sentence of this paragraph), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (including any shares of Series A Preferred Stock) owned by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing (other than any such announcement that may be deemed to exist by the undersigned being listed as a selling shareholder in the Company's Registration Statement on Form S-3 filed with and declared effective by the Securities and Exchange Commission), for a period commencing on the date hereof and continuing through August 9, 2002. The foregoing restriction will not apply to the 1,750,000 shares of Common Stock that the undersigned may sell through Allen & Company or other brokers. In the event the Company pursues a secondary offering of Common Stock prior to August 9, 2002, the Company will in good faith discuss with the undersigned and any underwriters participating in such offering the advisability and appropriateness of waiving its rights under this agreement with respect to all or any portion of the securities covered hereby.

         The foregoing restrictions shall not apply to (A) the exercise or conversion of any outstanding options, warrants or convertible securities (including shares of Series A Preferred Stock), (B) transfers to a corporation, partnership, limited liability company or other entity, all of the beneficial interests of which are held by the undersigned, (C) transfers to charitable organizations, (D) transfers to the stockholders, partners, members or similar persons of the undersigned, and (E) transfers to any affiliate of the undersigned that is ultimately controlled by the general partner or Specialty Finance Partners; provided that in each case of a transfer pursuant to clauses

(A) - (E) of this sentence, the transferee shall have agreed to be bound by the restrictions on transfer contained in this letter. The undersigned also agrees and consents to the entry of stop transfer instructions with Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with foregoing restrictions.

         Dated:  March 27, 2002

                                      SPECIALTY FINANCE PARTNERS

                                      By: Capital Z Financial Services
                                               Fund II, L.P.
                                             General Partner

                                      By:/s/ David A. Spuria
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                                      Name:  David A. Spuria
                                      Title: General Counsel



Accepted and agreed to:

LENDINGTREE, INC.

By:_____________________________

Name:
Title:










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